August 7, 2017

PRESS RELEASE

Century Casinos, Inc. Announces Second Quarter 2017 Results

Colorado Springs, Colorado – August 7, 2017 – Century Casinos, Inc. (NASDAQ Capital Market®: CNTY) today announced its financial results for the three and six months ended June 30, 2017.

Second Quarter 2017 Highlights*

•	Net operating revenue was $37.3 million, an increase of 6% from the three months ended June 30, 2016.
•	Earnings from operations were $3.6 million, a decrease of 20% from the three months ended June 30, 2016.
•	Net earnings attributable to Century Casinos, Inc. shareholders were $1.8 million, a decrease of 20% from the three months ended June 30, 2016.
•	Adjusted EBITDA** was $6.4 million, a decrease of 7% from the three months ended June 30, 2016.
•	Earnings per share were $0.07.
•	Book value per share*** at June 30, 2017 was $5.72.

In June 2017, the Company acquired 100% of the outstanding common stock and the casino license held by Saw Close Casino Ltd. (“SCCL”). The Company will utilize the casino licenses to develop and operate a casino in Bath, England. The Company estimates that the project will cost approximately $7.5 million and that the casino will open in the first half of 2018, subject to the receipt of certain regulatory and governmental approvals.

In June 2017, the Company opened the casino in the Hilton Warsaw Hotel and Conference Centre in Warsaw, Poland.

In May 2017, the Company began operating the ship-based casino onboard the Mein Schiff 6.

In October 2016, the Company acquired the Apex Casino in suburban Edmonton, Alberta, Canada. Century Casino St. Albert contributed $2.1 million in net operating revenue and $0.3 million in net earnings for the three months ended June 30, 2017 and $4.1 million in net operating revenue and $0.3 million in net earnings for the six months ended June 30, 2017.

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-GAAP financial measures. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

*** The Company defines book value per share as total Century Casinos, Inc. shareholders’ equity divided by outstanding common shares.

In September 2016, the Company was selected as the successful applicant by Horse Racing Alberta to own, build and operate a horse racing facility in the Edmonton market area, which the Company will operate as Century Mile Racetrack and Casino. Century Mile will be a one-mile horse racetrack and multi-level racing and entertainment center, which will include a gaming floor with slot machines as well as food and beverage outlets. The project is located on Edmonton International Airport land close to the city of Leduc, just south of Edmonton and positioned off Queen Elizabeth II Highway. The Company estimates that the project will cost approximately $46.2 million.  Construction on the Century Mile project began in July 2017. The Company estimates that construction of this project will take approximately 15 months and that it will be completed by the fourth quarter of 2018. The Company is seeking to obtain financing for the Century Mile project.

The consolidated results for the three and six months ended June 30, 2017 and 2016 are as follows:

	For the three months			For the six months
Amounts in thousands, except per share data	ended June 30,			ended June 30,
Consolidated Results:	2017	2016	% Change	2017	2016	% Change
Net Operating Revenue	$37,330	$35,201	6%	$73,729	$68,428	8%
Earnings from Operations	3,641	4,541	(20%)	8,133	8,621	(6%)
Net Earnings Attributable to Century Casinos, Inc. Shareholders	$1,802	$2,249	(20%)	$3,962	$4,529	(13%)

Adjusted EBITDA**	$6,412	$6,858	(7%)	$13,131	$13,166	(0%)

Earnings Per Share:
Basic	$0.07	$0.09	(22%)	$0.16	$0.18	(11%)
Diluted	$0.07	$0.09	(22%)	$0.16	$0.18	(11%)

“In local currencies, net operating revenue increased by 11% in Canada, 3% in the United States and 4% in Poland. While those increases were in line with our expectations, earnings and operating margins declined overall. Earnings were impacted by one-time expenses related to the opening of the new casino at the Hilton Warsaw Hotel and the acquisition of Saw Close Casino Ltd. for our new casino in Bath, England,” Erwin Haitzmann and Peter Hoetzinger, Co-Chief Executive Officers of Century Casinos, said. “We are very pleased with the development progress at Century Mile Racetrack and Casino in Edmonton, Canada as well as at the Saw Close Casino project,” they continued.

* Amounts presented are rounded. As such, rounding differences could occur in period-over-period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-GAAP financial measures. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

2/15

Reportable Segment  Results*

The table below shows the Company’s operating segments that are included in each of the Company’s reportable segments as of June 30, 2017:

Reportable Segment	Operating Segment
Canada	Century Casino & Hotel - Edmonton
Canada	Century Casino St. Albert
Canada	Century Casino Calgary
Canada	Century Downs Racetrack and Casino
Canada	Century Bets!
United States	Century Casino & Hotel – Central City
United States	Century Casino & Hotel – Cripple Creek
Poland	Casinos Poland
Corporate and Other	Cruise Ships & Other
Corporate and Other	Corporate Other

The Company’s net operating revenue increased by $2.1 million, or 6%, and by $5.3 million, or 8%, for the three and six months ended June 30, 2017,  compared to the three and six months ended June 30, 2016.  Following is a summary of the changes in net operating revenue by reportable segment for the three and six months ended June 30, 2017,  compared to the three and six months ended June 30, 2016:

	Net Operating Revenue				Net Operating Revenue
	For the three months				For the six months
	ended June 30,				ended June 30,
Amounts in thousands	2017	2016	$ Change	% Change	2017	2016	$ Change	% Change
Canada	$14,040	$13,167	$873	7%	$27,202	$26,159	$1,043	4%
United States	7,943	7,703	240	3%	15,443	14,784	659	5%
Poland	14,287	13,570	717	5%	28,833	25,835	2,998	12%
Corporate and Other	1,060	761	299	39%	2,251	1,650	601	36%
Consolidated	$37,330	$35,201	$2,129	6%	$73,729	$68,428	$5,301	8%

* Amounts presented are rounded. As such, rounding differences could occur in period-over-period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-GAAP financial measures. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

3/15

The Company’s earnings from operations decreased by ($0.9) million, or (20%), and by ($0.5) million, or (6%), for the three and six months ended June 30, 2017,  compared to the three and six months ended June 30, 2016.   Following is a summary of the changes in earnings from operations by reportable segment for the three and six months ended June 30, 2017,  compared to the three and six months ended June 30, 2016:

	Earnings from Operations				Earnings from Operations
	For the three months				For the six months
	ended June 30,				ended June 30,
Amounts in thousands	2017	2016	$ Change	% Change	2017	2016	$ Change	% Change
Canada	$3,647	$3,632	$15	0%	$6,694	$7,144	$(450)	(6%)
United States	1,346	1,344	2	0%	2,504	2,221	283	13%
Poland	636	1,355	(719)	(53%)	2,442	2,437	5	0%
Corporate and Other	(1,988)	(1,790)	(198)	(11%)	(3,507)	(3,181)	(326)	(10%)
Consolidated	$3,641	$4,541	$(900)	(20%)	$8,133	$8,621	$(488)	(6%)

Net earnings (loss) attributable to Century Casinos, Inc. shareholders decreased by ($0.4) million, or (20%), and by ($0.6) million, or (13%), for the three and six months ended June 30, 2017,  compared to the three and six months ended June 30, 2016.  Following is a summary of the changes in net earnings (loss) attributable to Century Casinos, Inc. shareholders by reportable segment for the three and six months ended June 30, 2017,  compared to the three and six months ended June 30, 2016:

	Net Earnings (Loss)				Net Earnings (Loss)
	Attributable to Century				Attributable to Century
	Casinos, Inc. Shareholders				Casinos, Inc. Shareholders
	For the three months				For the six months
	ended June 30,				ended June 30,
Amounts in thousands	2017	2016	$ Change	% Change	2017	2016	$ Change	% Change
Canada	$1,823	$1,948	$(125)	(6%)	$3,306	$3,991	$(685)	(17%)
United States	836	833	3	0%	1,553	1,377	176	13%
Poland	435	678	(243)	(36%)	1,518	1,347	171	13%
Corporate and Other	(1,292)	(1,210)	(82)	(7%)	(2,415)	(2,186)	(229)	(11%)
Consolidated	$1,802	$2,249	$(447)	(20%)	$3,962	$4,529	$(567)	(13%)

* Amounts presented are rounded. As such, rounding differences could occur in period-over-period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-GAAP financial measures. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

4/15

Items deducted from or added to earnings from operations to arrive at net earnings (loss) attributable to Century Casinos, Inc. shareholders include interest income, interest expense, gains (losses) on foreign currency transactions and other, income tax expense and non-controlling interests.

The Company’s Adjusted EBITDA*** decreased by ($0.4) million, or (7%), and remained constant, for the three and six months ended June 30, 2017 compared to the three and six months ended June 30, 2016.  Following is a summary of the changes in Adjusted EBITDA** by reportable segment for the three and six months ended June 30, 2017 compared to the three and six months ended June 30, 2016:

	Adjusted EBITDA**				Adjusted EBITDA**
	For the three months				For the six months
	ended June 30,				ended June 30,
Amounts in thousands	2017	2016	$ Change	% Change	2017	2016	$ Change	% Change
Canada	$4,502	$4,422	$80	2%	$8,381	$8,635	$(254)	(3%)
United States	1,964	1,970	(6)	(0%)	3,732	3,475	257	7%
Poland	1,574	1,979	(405)	(21%)	3,952	3,684	268	7%
Corporate and Other	(1,628)	(1,513)	(115)	(8%)	(2,934)	(2,628)	(306)	(12%)
Consolidated	$6,412	$6,858	$(446)	(7%)	$13,131	$13,166	$(35)	(0%)

* Amounts presented are rounded. As such, rounding differences could occur in period-over-period changes and percentages reported.

** Adjusted EBITDA and Adjusted EBITDA margin are Non-GAAP financial measures. See discussion and reconciliation of Non-GAAP financial measures in Supplemental Information below.

5/15

Balance Sheet and Liquidity

As of June 30, 2017, the Company had $38.8 million in cash and cash equivalents and  $54.7 million in outstanding debt on its balance sheet compared to $38.8 million in cash and cash equivalents and $55.6 million in outstanding debt at December 31, 2016.  The $54.7 million in outstanding debt as of June 30, 2017 includes $39.2 million related to the Company’s Bank of Montreal credit agreement, $0.6 million related to capital leases for Century Resorts Alberta,  Century Casino Calgary, CSA and Century Downs Racetrack and Casino (“CDR”),  $15.0 million related to a long-term land lease for CDR and $0.1 million related to Casinos Poland, Ltd., net of $0.3 million in deferred financing costs.

Conference Call Information

Today the Company will post a copy of its quarterly report on Form 10-Q filed with the SEC for the quarter ended June 30, 2017 on its website at http://corporate.cnty.com/investor-relations/sec-filings. The Company will also post a presentation on the second quarter results on its website at http://corporate.cnty.com/investor-relations/presentations-and-interviews.

Century Casinos will host its second quarter 2017 earnings conference call today at 8:00 am MDT; 4:00 pm CEST, respectively. U.S. domestic participants should dial 1-844-244-9160. For all international participants, please use 330-931-4670 to dial-in. Participants may listen to the call live at https://centurycasinos.adobeconnect.com/earningsrelease or obtain a recording of the call on the Company’s website until August 31, 2017 at http://corporate.cnty.com/investor-relations/sec-filings.

6/15

(continued)

CENTURY CASINOS, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION – US GAAP BASIS

Condensed Consolidated Statements of Earnings

	For the three months		For the six months
	ended June 30,		ended June 30,
Amounts in thousands, except for per share information	2017	2016	2017	2016
Operating revenue:
Net operating revenue	$37,330	$35,201	$73,729	$68,428
Operating costs and expenses:
Total operating costs and expenses	33,689	30,660	65,596	59,807
Earnings from operations	3,641	4,541	8,133	8,621
Non-operating income (expense), net	(607)	772	(1,304)	209
Earnings before income taxes	3,034	5,313	6,829	8,830
Income tax provision	(864)	(987)	(1,859)	(1,765)
Net earnings	2,170	4,326	4,970	7,065
Net earnings attributable to non-controlling interest	(368)	(2,077)	(1,008)	(2,536)
Net earnings attributable to Century Casinos, Inc. shareholders	$1,802	$2,249	$3,962	$4,529

Earnings per share attributable to Century Casinos, Inc.:
Basic	$0.07	$0.09	$0.16	$0.18
Diluted	$0.07	$0.09	$0.16	$0.18

Weighted average common shares
Basic	24,466	24,432	24,460	24,445
Diluted	24,962	24,548	24,911	24,616

7/15

CENTURY CASINOS, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION – US GAAP BASIS

Condensed Consolidated Balance Sheets
(Amounts in thousands)
	June 30,	December 31,
	2017	2016
Assets
Current assets	$44,989	$45,948
Property and equipment, net	143,745	140,763
Other assets	34,900	31,127
Total assets	$223,634	$217,838

Liabilities and Equity
Current liabilities	$25,189	$28,608
Non-current liabilities	50,122	50,646
Century Casinos, Inc. shareholders' equity	140,038	132,196
Non-controlling interest	8,285	6,388
Total liabilities and equity	$223,634	$217,838

8/15

CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

The Company erroneously recognized a reduction in pari-mutuel revenue totaling $0.7 million in its statement of earnings for the six months ended June 30, 2016. This error also affected the Company’s income tax provision, net earnings attributable to non-controlling interests and condensed consolidated statement of cash flows for the six months ended June 30, 2016.

The prior period amounts within the Company’s consolidated financial statements have been revised to reflect the correct balances in the Company’s Quarterly Report on Form 10-Q filed today. Information in this release also reflects these changes. The information below presents the impact of these corrections on the Company’s 2016  condensed consolidated statement of earnings as previously reported in the Company’s condensed consolidated financial statements.

Condensed Consolidated Statement of Earnings for the six months ended June 30, 2016:
Amounts in thousands, except for per share information	As Previously Reported	Correction	As Corrected
Operating Revenue:
Other	$6,028	$697	$6,725
Gross revenue	71,943	697	72,640
Net operating revenue	67,731	697	68,428
Earnings from operations	7,924	697	8,621
Earnings before income taxes	8,133	697	8,830
Income tax expense	(1,584)	(181)	(1,765)
Net earnings	6,549	516	7,065
Net earnings attributable to non-controlling interests	(2,407)	(129)	(2,536)
Net earnings attributable to Century Casinos, Inc. shareholders	4,142	387	4,529

Earnings per share attributable to Century Casinos, Inc. shareholders:
Basic and Diluted	$0.17	$0.01	$0.18

Consolidated Adjusted EBITDA for the six months ended June 30, 2016 was corrected by $0.7 million, adjusting previously reported consolidated Adjusted EBITDA of $12.5 million to $13.2 million.

9/15

CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

Constant Currency Results* (unaudited)

(Amounts in thousands)

	For the three months			For the six months
	ended June 30,			ended June 30,
	2017	2016	% Change	2017	2016	% Change
Net operating revenue as reported (GAAP)	$37,330	$35,201	6%	$73,729	$68,428	8%
Foreign currency impact vs. 2016	486			315
Net operating revenue constant currency (non-GAAP)*	$37,816	$35,201	7%	$74,044	$68,428	8%

Earnings from operations (GAAP)	$3,641	$4,541	(20%)	$8,133	$8,621	(6%)
Foreign currency impact vs. 2016	173			86
Earnings from operations (non-GAAP)*	$3,814	$4,541	(16%)	$8,219	$8,621	(5%)

Net earnings attributable to Century Casinos, Inc. shareholders as reported (GAAP)	$1,802	$2,249	(20%)	$3,962	$4,529	(13%)
Foreign currency impact vs. 2016	111			5
Net earnings attributable to Century Casinos, Inc. shareholders constant currency (non-GAAP)*	$1,913	$2,249	(15%)	$3,967	$4,529	(12%)

Adjusted EBITDA (non-GAAP)**	$6,412	$6,858	(7%)	$13,131	$13,166	(0%)
Foreign currency impact vs. 2016	199			91
Adjusted EBITDA constant currency (non-GAAP)*	$6,611	$6,858	(4%)	$13,222	$13,166	0%

Adjusted EBITDA Margins *** (unaudited)

	For the three months		For the six months
	ended June 30,		ended June 30,
	2017	2016	2017	2016
Canada	32%	34%	31%	31%
United States	25%	26%	24%	24%
Poland	11%	15%	14%	14%
Corporate and Other	(154%)	(199%)	(130%)	(159%)
Consolidated Adjusted EBITDA Margin	17%	19%	18%	18%

10/15

CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

Reconciliation of Adjusted EBITDA ** to Net Earnings (Loss) Attributable to Century Casinos, Inc. Shareholders by Segment.

	For the Three Months Ended June 30, 2017
Amounts in thousands	Canada	United States	Poland	Corporate and Other	Total
Net earnings (loss)	$1,823	$836	$435	$(1,292)	$1,802
Interest expense (income), net	867	0	29	(8)	888
Income taxes (benefit)	794	510	198	(638)	864
Depreciation and amortization	845	618	472	83	2,018
Non-controlling interest	150	0	218	0	368
Non-cash stock-based compensation	0	0	0	126	126
Loss (gain) on foreign currency transactions and cost recovery income	13	0	(244)	(50)	(281)
Loss on disposition of fixed assets	10	0	241	0	251
Acquisition costs	0	0	0	151	151
Preopening expenses	0	0	225	0	225
Adjusted EBITDA	$4,502	$1,964	$1,574	$(1,628)	$6,412

	For the Three Months Ended June 30, 2016
Amounts in thousands	Canada	United States	Poland	Corporate and Other	Total
Net earnings (loss)	$1,948	$833	$678	$(1,210)	$2,249
Interest expense (income), net	784	0	8	(4)	788
Income taxes (benefit)	688	511	350	(562)	987
Depreciation and amortization	772	625	633	87	2,117
Non-controlling interest	1,736	0	341	0	2,077
Non-cash stock-based compensation	0	0	0	190	190
(Gain) loss on foreign currency transactions and cost recovery income	(1,524)	0	(22)	(14)	(1,560)
Loss on disposition of fixed assets	18	1	(9)	0	10
Adjusted EBITDA	$4,422	$1,970	$1,979	$(1,513)	$6,858

11/15

CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

Reconciliation of Adjusted EBITDA ** to Net Earnings (Loss) Attributable to Century Casinos, Inc. Shareholders by Segment.

	For the Six Months Ended June 30, 2017
Amounts in thousands	Canada	United States	Poland	Corporate and Other	Total
Net earnings (loss)	$3,306	$1,553	$1,518	$(2,415)	$3,962
Interest expense (income), net	1,785	0	16	(12)	1,789
Income taxes (benefit)	1,324	951	612	(1,028)	1,859
Depreciation and amortization	1,648	1,228	1,044	183	4,103
Non-controlling interest	248	0	760	0	1,008
Non-cash stock-based compensation	0	0	0	235	235
Loss (gain) on foreign currency transactions and cost recovery income	31	0	(464)	(52)	(485)
Loss on disposition of fixed assets	11	0	241	3	255
Acquisition costs	28	0	0	152	180
Preopening expenses	0	0	225	0	225
Adjusted EBITDA	$8,381	$3,732	$3,952	$(2,934)	$13,131

	For the Six Months Ended June 30, 2016
Amounts in thousands	Canada	United States	Poland	Corporate and Other	Total
Net earnings (loss)	$3,991	$1,377	$1,347	$(2,186)	$4,529
Interest expense (income), net	1,534	0	23	(8)	1,549
Income taxes (benefit)	1,299	844	617	(995)	1,765
Depreciation and amortization	1,470	1,251	1,234	172	4,127
Non-controlling interest	1,864	0	672	0	2,536
Non-cash stock-based compensation	0	0	0	381	381
(Gain) loss on foreign currency transactions and cost recovery income	(1,544)	0	(222)	8	(1,758)
Loss on disposition of fixed assets	21	3	13	0	37
Adjusted EBITDA	$8,635	$3,475	$3,684	$(2,628)	$13,166

12/15

CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

*  The impact of foreign exchange rates is highly variable and difficult to predict.  The Company uses a Constant Currency basis to show the impact from foreign exchange rates on current period revenue compared to prior period revenue using the prior period’s foreign exchange rates. In order to properly understand the underlying business trends and performance of the Company’s ongoing operations, management believes that investors may find it useful to consider the impact of excluding changes in foreign exchange rates from the Company’s net operating revenue,  earnings from operations, net earnings (loss) attributable to Century Casinos, Inc. shareholders and Adjusted EBITDA. Constant currency results are calculated by dividing the current quarter or year to date local currency segment results by the prior year’s average exchange rate for the quarter or year and comparing them to actual U.S. dollar results for the prior quarter or year. The current and prior years’ average exchange rates are reported in Item 1 of the Company’s Quarterly Report on Form 10-Q.

**  The Company defines Adjusted EBITDA as net earnings (loss) attributable to Century Casinos, Inc. shareholders before interest expense (income), net, income taxes (benefit), depreciation, amortization, non-controlling interest  (earnings) losses and transactions,  pre-opening expenses, acquisition costs, non-cash stock-based compensation charges, asset impairment costs, (gain) loss on disposition of fixed assets, discontinued operations, (gain) loss on foreign currency transactions and other, gain on business combination and certain other one-time items, such as acquisition costs. Intercompany transactions consisting primarily of management and royalty fees and interest, along with their related tax effects, are excluded from the presentation of net earnings (loss) and Adjusted EBITDA reported for each segment. Not all of the aforementioned items occur in each reporting period, but have been included in the definition based on historical activity. These adjustments have no effect on the consolidated results as reported under accounting principles generally accepted in the United States of America (“US GAAP”). Adjusted EBITDA is not considered a measure of performance recognized under US GAAP. Management believes that Adjusted EBITDA is a valuable measure of the relative performance of the Company and its properties. The gaming industry commonly uses Adjusted EBITDA as a method of arriving at the economic value of a casino operation. Management uses Adjusted EBITDA to compare the relative operating performance of separate operating units by eliminating the above mentioned items associated with the varying levels of capital expenditures for infrastructure required to generate revenue and the often high cost of acquiring existing operations. Adjusted EBITDA is used by the Company’s lending institution to gauge operating performance. The Company’s computation of Adjusted EBITDA may be different from, and therefore may not be comparable to, similar measures used by other companies within the gaming industry. Please see the reconciliation of Adjusted EBITDA to net earnings (loss) attributable to Century Casinos, Inc. shareholders above.

*** The Company defines Adjusted EBITDA margin as Adjusted EBITDA divided by net operating revenue. Adjusted EBITDA margin is a non-GAAP measure. Management uses this margin as one of several measures to evaluate the efficiency of the Company’s casino operations.

13/15

CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

About Century Casinos, Inc.:

Century Casinos, Inc. is an international casino entertainment company that operates worldwide. The Company owns and operates Century Casino & Hotels in Cripple Creek and Central City, Colorado, and in Edmonton, Alberta, Canada and the Century Casino in Calgary and in St. Albert, Alberta, Canada. Through its Austrian subsidiary, Century Casinos Europe GmbH (“CCE”), the Company owns Saw Close Casino Ltd. and holds a 66.6% ownership interest in Casinos Poland Ltd., the owner and operator of six casinos in Poland. The Company, through CCE, also holds 75% ownership interests in both  Century Downs Racetrack and Casino, which operates in the north metropolitan area of Calgary, Alberta, Canada, and  Century Bets! Inc., which operates the pari-mutuel off-track horse betting network in southern Alberta, Canada. The Company operates 14 ship-based casinos with four cruise ship owners. The Company manages the operations of the casino at the Hilton Aruba Caribbean Resort and Casino. The Company, through CCE, also owns a 7.5% interest in, and provides consulting services to, Mendoza Central Entretenimientos S.A., a company that provides gaming-related services to Casino de Mendoza in Mendoza, Argentina.  The Company continues to pursue other international projects in various stages of development.

Century Casinos’ common stock trades on The NASDAQ Capital Market® under the symbol CNTY.

For more information about Century Casinos, visit our website at www.cnty.com.

14/15

CENTURY CASINOS, INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

This release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of the management of Century Casinos based on information currently available to management. Such forward-looking statements include, but are not limited to, statements regarding future results of operations, operating efficiencies, synergies and operational performance, the prospects for and timing and costs of new projects, projects in development and other opportunities, including the Century Mile and Saw Close Casino projects, debt repayment, investments in joint ventures, outcomes of legal proceedings and plans for our casinos and our Company. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements include, among others, the risks described in the section entitled “Risk Factors” under Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2016 and in subsequent periodic and current SEC filings we may make. Century Casinos disclaims any obligation to revise or update any forward-looking statement that may be made from time to time by it or on its behalf.

15/15